Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-139417) and Form S-8 (Nos. 333-143373 and 333-141576) of ULURU Inc. of our report dated March 30, 2009 relating to the financial statements which appear in the Annual Report on Form 10-K of ULURU Inc. filed with the Securities and Exchange Commission on March 30, 2009.

/s/ Lane Gorman Trubitt, L.L.P.
Lane Gorman Trubitt, L.L.P. Dallas, Texas March 30, 2009